Exhibit 99.1
Harris Stratex Networks Announces Q1 Fiscal 2010 Financial Results
Reports Q1 revenue of $120 million and continued strong cash management
Research Triangle Park, NC — November 5, 2009 — Harris Stratex Networks, Inc. (NASDAQ: HSTX), a leading provider of wireless solutions that enable the evolution of next-generation fixed and mobile broadband networks, today reported financial results for the first quarter of fiscal year 2010, which ended October 2, 2009.
Revenue for the first quarter of fiscal 2010 was $120.0 million, compared with $195.8 million in the year ago period. GAAP net loss was $7.8 million or $0.13 per share, compared with a GAAP net income of $6.5 million or $0.10 per diluted share in the year ago quarter.
Non-GAAP Financial Results
Non-GAAP net loss for the quarter was $800,000, or $0.01 per share, compared with non-GAAP net income of $11.9 million, or $0.20 per share, in the year ago quarter. The non-GAAP gross margin of 33 percent was partially driven by lower logistics expenses and improved supplier pricing on select projects. Non-GAAP results exclude $6.1 million of pre-tax charges comprised primarily of $3.8 million for amortization of purchased intangibles, and $2.2 million of restructuring and stock compensation expense.
A reconciliation of GAAP to non-GAAP financial measures is provided on Table 4 along with the accompanying notes.

As of the quarter end on October 2, 2009 cash, cash equivalents and short-term investments were $133.0 million, compared with $137.1 million as of the quarter ended July 3, 2009. While the overall cash balance was down, due partly to a $4.2 million investment payment, our operating cash flow for the quarter was a positive $4.4 million.
First Quarter Revenue by Business Segment
Revenue in the North America segment was $48.0 million in the first quarter of fiscal 2010, compared with $63.0 million in the year ago period. International revenue was $72.0 million, compared with $132.8 million in the year ago period. Network Operations revenue, which represented 2 percent of revenue in FY2009, is now reported within the North America and International segments.
“The macroeconomic environment remains challenging and continues to constrain our revenue growth potential. However, we are seeing stabilization in North America, continued strength in Asia Pacific and even early indications of potential growth in countries hardest hit by this downturn,” said Harald Braun, president and chief executive officer of Harris Stratex Networks. “Our strategy remains one of driving innovation and functionality at cost-effective prices for our global customer base, offering high-speed IP wireless backhaul and 4G-ready solutions. As a testament to our innovation leadership, Harris Stratex was awarded the 2009 Wireless Backhaul Distinction Award for our Eclipse IP wireless backhaul platform. This award recognized the Eclipse platform’s global reputation as the most comprehensive wireless backhaul solution currently available.
“Our continued focus on cash management has strengthened our balance sheet and enabled us to post our ninth consecutive quarter of positive operating cash flow. In these challenging times, we believe these accomplishments position us well to fund our R&D and improve our top line growth as the economy recovers,” added Braun.

Outlook and Guidance
Due to the current macro-economic situation, it is difficult to provide financial guidance, and it is likely that Harris Stratex Networks’ actual results could differ materially from current expectations.
The Company’s current revenue expectations for the second quarter of fiscal year 2010 are in the range of $120 million to $130 million.
Conference Call
Harris Stratex Networks will host a conference call today at 4:30 p.m. Eastern Time to discuss the company’s financial results. Those wishing to join the call should dial 480-629-9820 (Conference ID: 4167871) at approximately 4:20 p.m. A replay of the call will be available starting approximately one hour after the call’s completion until November 12. To access the replay, dial 303-590-3030 (Conference ID: 4167871). A live and archived webcast of the conference call will also be available via the company’s Web site at www.HarrisStratex.com/investors/conference-call.
Non-GAAP Measures and Comparative Financial Information
Harris Stratex Networks, Inc. reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). Management of Harris Stratex Networks monitors revenues, cost of product sales and services, research and development expenses, selling and administrative expenses, operating income or loss, tax expense or benefit, net income or loss, and net income or loss per share on a non-GAAP basis for planning and forecasting results in future periods, and may use these measures for some management compensation purposes. These measures exclude certain costs and expenses as shown on the attached GAAP reconciliation table. As a result, management is presenting these non-GAAP measures in addition to results reported in accordance with GAAP to better communicate underlying operational and financial performance in each period. Management believes these non-GAAP measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any given period. Management also believes that these non-GAAP measures enhance the ability of an investor to analyze trends in Harris Stratex Networks’ business and to better understand our performance.
Harris Stratex Networks management does not, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Harris Stratex Networks presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company’s financial performance. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP are included in the tables below.

About Harris Stratex Networks, Inc.
Harris Stratex Networks, Inc. is a leading provider of wireless solutions that enable the evolution of next-generation fixed and mobile broadband networks. The company offers reliable, flexible and scalable wireless network solutions, backed by comprehensive professional services and support. Harris Stratex Networks serves all global markets, including mobile network operators, public safety agencies, private network operators, utility and transportation companies, government agencies and broadcasters. Customers in more than 135 countries depend on Harris Stratex Networks to build, expand and upgrade their voice, data and video solutions. Harris Stratex Networks is recognized around the world for innovative, wireless networking solutions and services. For more information, visit www.harrisstratex.com.
Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 21E of the Securities Exchange Act and Section 27A of the Securities Act. All statements, trend analyses and other information contained herein about the markets for the services and products of Harris Stratex Networks and trends in revenue, as well as other statements identified by the use of forward-looking terminology, including “anticipated”, “believe”, “plan”, “estimate”, “expect”, “goal”, “will”, “see”, “continues”, “delivering”, “view”, and “intend”, or the negative of these terms or other similar expressions, constitute forward-looking statements. These forward-looking statements are based on estimates reflecting the current beliefs of the senior management of Harris Stratex Networks. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following:
•	continued weakness in the global economy affecting customer spending;

•	continued price erosion as a result of increased competition in the microwave transmission industry;

•	the volume, timing and customer, product and geographic mix of our product orders may have an impact on our operating results;

•	the ability to achieve business plans for Harris Stratex Networks;

•	the ability to manage and maintain key customer relationships;

•	the ability to maintain projected product rollouts, product functionality, anticipated cost reductions or market acceptance of planned products;

•	future costs or expenses related to litigation;

•	the ability of our subcontractors to perform or our key suppliers to manufacture or deliver material;

•	customers may not pay for products or services in a timely manner, or at all;

•	the failure of Harris Stratex Networks to protect its intellectual property rights and its ability to defend itself against intellectual property infringement claims by others;

•	currency and interest rate risks;

•	the impact of political, economic and geographic risks on international sales;

•	uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation which makes it difficult to estimate growth.
For more information regarding the risks and uncertainties for our business, see “Risk Factors” in our form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on September 4, 2009 as well as other reports filed by Harris Stratex Networks with the SEC from time to time. Harris Stratex Networks undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
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FINANCIAL TABLES ATTACHED
Contacts:
Investors: Mary McGowan, Summit IR Group Inc., 408-404-5401, Mary@summitirgroup.com
Media: Cynthia Johnson, Harris Stratex Networks, Inc., 919-767-3323, Cynthia.johnson@hstx.com

Table 1
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2010 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended
	October 2, 2009	September 26, 2008
	(In millions, except per share amounts)
Revenue from product sales and services	$120.0	$195.8

Cost of product sales and services	(80.2)	(134.9)
Amortization of purchased technology	(2.1)	(1.8)

Gross margin	37.7	59.1

Research and development expenses	(10.7)	(10.2)
Selling and administrative expenses	(30.8)	(36.5)
Amortization of intangible assets	(1.5)	(1.4)
Restructuring charges	(1.1)	(3.3)

Operating (loss) income	(6.4)	7.7

Interest income	—	0.4
Interest expense	(0.5)	(0.7)

(Loss) income before income taxes	(6.9)	7.4
Provision for income taxes	(0.9)	(0.9)

Net (loss) income	$(7.8)	$6.5

Net (loss) income per common share of Class A and Class B common stock (Notes 1 and 2):
Basic	$(0.13)	$0.11

Diluted	$(0.13)	$0.10

Basic weighted average shares outstanding	58.9	58.5

Diluted weighted average shares outstanding	58.9	58.5

(1)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation. There was no Class B common stock outstanding during the quarter ended October 2, 2009.

(2)	For the quarter ended September 26, 2008, the calculation of diluted earnings per share includes a potential deduction to net income of $0.2 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method.

Table 2
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2010 First Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 2, 2009	July 3, 2009(1)
	(In millions)
Assets
Cash and cash equivalents	$133.0	$136.8
Short-term investments	—	0.3
Receivables	114.3	142.9
Inventories and unbilled costs	128.2	126.4
Other current assets	32.2	29.7
Property, plant and equipment	57.1	57.4
Goodwill	3.2	3.2
Identifiable intangible assets	80.8	84.1
Non-current deferred taxes	8.0	8.0
Other assets	12.1	11.4

	$568.9	$600.2

Liabilities and Shareholders’ Equity
Short-term debt	$10.0	$10.0
Accounts payable	63.6	69.6
Accrued expenses and other current liabilities	96.1	114.8
Restructuring and other long-term liabilities	3.1	4.3
Redeemable preference shares	8.3	8.3
Non-current deferred taxes and reserve for uncertain tax positions	5.7	5.3
Shareholders’ equity	382.1	387.9

	$568.9	$600.2

(1)	Derived from audited financial statements.

Table 3
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2010 First Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Quarter Ended
	October 2,	September 26,
	2009	2008
	(In millions)
Operating Activities
Net (loss) income	$(7.8)	$6.5
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Amortization of identifiable intangible assets	3.7	3.4
Depreciation and amortization of property, plant and equipment and capitalized software	6.0	5.6
Non-cash share-based compensation expense	1.0	1.0
Decrease in fair value of warrants	—	(0.3)
Deferred income tax expense (benefit)	0.4	(0.7)
Changes in operating assets and liabilities:
Receivables	28.8	5.5
Unbilled costs and inventories	(1.9)	(13.6)
Accounts payable and accrued expenses	(13.4)	4.3
Advance payments and unearned income	(7.2)	1.0
Restructuring liabilities and other	(5.2)	(8.8)

Net cash provided by operating activities	4.4	3.9
Investing Activities
Cash paid related to acquisition of Telsima in prior fiscal year	(4.2)	-
Purchases of short-term investments and available for sale securities	—	(1.2)
Sales and maturities of short-term investments and available for sale securities	0.3	1.8
Additions of property, plant and equipment	(3.9)	(4.4)
Additions of capitalized software	(0.9)	(1.0)

Net cash used in investing activities	(8.7)	(4.8)
Financing Activities
Increase in short-term debt	—	10.0
Payments on long-term debt	—	(8.8)

Net cash provided by financing activities	—	1.2
Effect of exchange rate changes on cash and cash equivalents	0.5	(0.9)

Net decrease in cash and cash equivalents	(3.8)	(0.6)
Cash and cash equivalents, beginning of year	136.8	95.0

Cash and cash equivalents, end of quarter	$133.0	$94.4

HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2010 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
     To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of revenue, cost of product sales and services, gross margin, research and development expenses, selling and administrative expenses, operating income (loss), income (loss) before income taxes, income taxes, net income (loss), and net income (loss) per basic and diluted share adjusted to exclude certain costs, charges, expenses and losses, including such amounts related to our merger with Stratex Networks. Harris Stratex Networks, Inc. (“we” or “our”) believes that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Table 4
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2010 First Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Condensed Consolidated Statements of Operations
(Unaudited)

	Quarter Ended
	October 2, 2009				September 26, 2008
	As	Non-GAAP		% of	As	Non-GAAP		% of
	Reported	Adjustments	Non-GAAP	Sales	Reported	Adjustments	Non-GAAP	Sales
	(In millions, except per share amounts)
Revenue from product sales and services	$120.0	$—	$120.0		$195.8	$—	$195.8
Cost of product sales and services (A)	(80.2)	0.2	(80.0)		(134.9)	0.4	(134.5)
Amortization of purchased technology (B)	(2.1)	2.1	—		(1.8)	1.8	—

Gross margin	37.7	2.3	40.0	33.3%	59.1	2.2	61.3	31.3%
Research and development expenses (C)	(10.7)	0.1	(10.6)	8.8%	(10.2)	0.2	(10.0)	5.1%
Selling and administrative expenses (D)	(30.8)	1.1	(29.7)	24.8%	(36.5)	1.1	(35.4)	18.1%
Amortization of intangible assets (E)	(1.5)	1.5	—		(1.4)	1.4	—
Restructuring charges (F)	(1.1)	1.1	—		(3.3)	3.3	—

Operating (loss) income	(6.4)	6.1	(0.3)	(0.3)%	7.7	8.2	15.9	8.1%
Interest income	—	—	—		0.4	—	0.4
Interest expense	(0.5)	—	(0.5)		(0.7)	—	(0.7)

(Loss) income before income taxes	(6.9)	6.1	(0.8)	Tax rate	7.4	8.2	15.6	Tax rate
Provision for income taxes (G)	(0.9)	0.9	—	0%	(0.9)	(2.8)	(3.7)	24%

Net (loss) income	$(7.8)	$7.0	$(0.8)		$6.5	$5.4	$11.9

Net (loss) income per common share of Class A and Class B common stock (Notes 1 and 2):
Basic	$(0.13)		$(0.01)		$0.11		$0.20

Diluted	$(0.13)		$(0.01)		$0.10		$0.20

Basic weighted average shares outstanding	58.9		58.9		58.5		58.5

Diluted weighted average shares outstanding	58.9		58.9		58.5		58.5

(1)	The net (loss) income per common share amounts are the same for Class A and Class B because the holders of each class are legally entitled to equal per share distributions whether through dividends or in liquidation.

(2)	For the quarter ended September 26, 2008, the calculation of diluted earnings per share includes a potential deduction to net income of $0.2 million for the assumed after-tax effect of the change in fair value of warrants using the “treasury stock” method.

Notes to Table 4:
Note A — Cost of sales and services — Includes adjustment to cost of product sales and services for the first quarter of fiscal 2010 to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.1 million) and adjustment to remove FAS 123R expense ($0.1 million).
For the first quarter of fiscal 2009, includes adjustment to cost of product sales and services to remove purchase accounting adjustments for the amortization of the step-up in the value of fixed assets ($0.2 million) and adjustment to remove FAS 123R expense ($0.2 million).
Note B — Amortization of purchased technology — Adjustment for the first quarters of fiscal 2010 and 2009 to remove amortization of purchased intangibles.
Note C — Research and development expenses — Adjustment for the first quarter of fiscal 2010 to remove FAS 123R expense of $0.1 million.
For the first quarter of fiscal 2009, adjustment is to remove FAS 123R expense of $0.2 million.
Note D — Selling and administrative expenses — Includes adjustment for the first quarter of fiscal 2010 to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.1 million), to remove FAS 123R expense ($0.9 million) and to remove expenses related to rebranding in connection with the anticipated change in Company name required by the license agreement termination notice from Harris Corporation ($0.1 million).
For the first quarter of fiscal 2009, includes adjustment to remove purchase accounting adjustments related to the amortization of the step-up in the value of fixed assets ($0.4 million) and FAS 123R expense ($0.7 million).
Note E — Amortization of intangible assets — Adjustment for the first quarters of fiscal 2010 and 2009 to remove amortization of purchased intangibles.
Note F — Restructuring charges — Adjustment to remove charges for restructuring incurred during the first quarters of fiscal 2010 and 2009.
Note G — Provision for income taxes — Adjustment to reflect a zero pro forma percent tax rate for the first quarter of fiscal 2010 and a pro forma 24 percent tax rate for the first quarter of fiscal 2009.

Table 5
HARRIS STRATEX NETWORKS, INC.
Fiscal Year 2010 First Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Quarter Ended
	October 2, 2009			September 26, 2008
	(In millions)

	As	Non-GAAP		As Adjusted	Non-GAAP
	Reported	Adjustments	Non-GAAP	(1)	Adjustments	Non-GAAP
North America (1)	$48.0	$—	$48.0	$63.0	$—	$63.0
International (1):
Africa	29.9	—	29.9	65.8	—	65.8
Europe, Middle East, and Russia	18.6	—	18.6	37.8	—	37.8
Latin America and AsiaPac	23.5	—	23.5	29.2	—	29.2

Total International	72.0	—	72.0	132.8	—	132.8

	$120.0	$—	$120.0	$195.8	$—	$195.8

(1)	We previously reported three operating segments in our public filings: North America Microwave, International Microwave and Network Operations. During the first quarter of fiscal 2010, we realigned the management structure of our Network Operations segment to geographically integrate with our North America Microwave and International Microwave segments to gain cost efficiencies. As a result, we eliminated the Network Operations segment as a separate reporting unit and consolidated this segment into our remaining two segments that are based on the geographical location where revenue is recognized. Additionally, we have dropped the word “Microwave” from the name of our North America and International segments. Segment information for the first quarter of fiscal 2009 has been adjusted to reflect this change.